Exhibit 23.2


             Consent of PricewaterhouseCoopers, Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of SoftNet Systems, Inc. for the registration of 1,717,587 shares of its common stock and to the incorporation by reference therein of our report, with respect to the financial statements of SoftNet Systems, Inc. included in its Annual Report on Form 10-K for the fiscal year ended September 30, 1998, filed with the Securities and Exchange Commission.


February 5, 1999
San Jose, California

                                            PRICEWATERHOUSECOOPERS, L.L.P.

                                            /s/ PricewaterhouseCoopers, L.L.P.